Exhibit 4.2

[Include only for Global Notes]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $985; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $15; (3) THE ISSUE DATE IS MAY 8, 2007; AND (4) THE YIELD TO MATURITY IS 4.33% (COMPOUNDED SEMI-ANNUALLY).

[Include only for Notes that are Restricted Securities]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, PENNSYLVANIA REAL ESTATE INVESTMENT TRUST OR A SUBSIDIARY OF THE ISSUER; OR (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE).

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $985;

(2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $15; (3) THE ISSUE DATE IS MAY 8, 2007; AND (4) THE YIELD TO MATURITY IS 4.33% (COMPOUNDED SEMI-ANNUALLY).

[Include only for Shares of Beneficial Interest that are Restricted Securities]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, PREIT ASSOCIATES L.P. OR A SUBSIDIARY OF THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PREIT ASSOCIATES L.P.

4.00% EXCHANGEABLE SENIOR NOTES DUE 2012

CUSIP No.:

ISIN:

No.:

$[            ]

PREIT Associates L.P., a Delaware limited partnership (herein called the “Issuer,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [            ] Million DOLLARS ($[            ]), or such lesser amount as is set forth in the Schedule of Increases or Decreases in Note on the other side of this Note, on June 1, 2012 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on June 1 and December 1 of each year, commencing December 1, 2007, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 4.00%, from the June 1 or December 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from May 8, 2007 until payment of said principal sum has been made or duly provided for. The Issuer shall pay interest on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2.0 million may specify by written notice to the Issuer that it pay interest by wire transfer of immediately available funds to the account specified by the Noteholder in such notice, or on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Issuer promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate of 1% per annum above the rate borne by the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note into cash and, if applicable, Shares of Beneficial Interest, cash or a combination thereof, as the case may be, at the election of the Issuer, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:

PREIT ASSOCIATES L.P.

By:	Pennsylvania Real Estate Investment Trust, its General Manager

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

PREIT ASSOCIATES L.P.

4.00% EXCHANGEABLE SENIOR NOTES DUE 2012

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 4.00% Exchangeable Senior Notes due 2012 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of May 8, 2007 (herein called the “Indenture”), among the Issuer, the Guarantor and U.S. Bank National Association, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Defined terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default specified in Section 6.01(g), 6.01(h) and 6.01(i)) with respect to the Issuer) occurs and is continuing, the principal of , premium, if any, and accrued and unpaid interest (including Additional Interest, if any) on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable, subject only, in the event of a Reporting Event of Default, to the Issuer’s right to pay Additional Interest for the first 180 days of such Reporting Event of Default, as described in Section 6.01. If an Event of Default specified in Section 6.01(g), 6.01(h) or 6.01(i) of the Indenture occurs with respect to the Issuer, the principal of and premium, if any, and accrued and unpaid interest (including Additional Interest, if any) on all the Notes, shall be immediately and automatically due and payable without necessity of further action.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 9.02 of the Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (including Additional Interest, if any) on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple of $1,000. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Issuer shall have the right to redeem the Notes under certain circumstances as set forth in Section 3.01, Section 3.02 and Section 3.03 of the Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

Upon the occurrence of a Designated Event, Holders of Notes shall have the right to require the Issuer to repurchase all or a portion of their Notes pursuant to Section 3.05 of the Indenture.

Subject to and in compliance with the provisions of the Indenture, the Holder hereof shall have the right to exchange each $1,000 principal amount of this Note into cash and, if applicable, Shares of Beneficial Interest, cash or a combination thereof, as the case may be, at the election of the Issuer, with an aggregate value equal to the Exchange Value.

In the event the Holder surrenders this Note for exchange in connection with certain Designated Events, the Issuer will increase the Applicable Exchange Rate by the Additional Designated Event Shares as and when provided in the Indenture.

Except as expressly provided in Article 15 of the Indenture, no recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Guarantor, the Issuer or any of the Issuer’s Subsidiaries or of any successor thereto, either directly or through the Guarantor, the General Partner, the Issuer or any of the Issuer’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of May 8, 2007, among the Issuer, the Guarantor and the Initial Purchasers named therein (the “Registration Rights Agreement”).

In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of May 8, 2007, among the Issuer, the Guarantor and the Initial Purchasers named therein (the “Registration Rights Agreement”).

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN–COM	as tenants in common	UNIF GIFT MIN ACT – Custodian

TEN–ENT	as tenant by the entireties	(Cust) (Minor)

JT–TEN	as joint tenants with right of survivorship and not under Uniform Gifts to Minors Act as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.